UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2013

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, 15th Floor, Salt Lake City, Utah	84111
(Address of Principal Executive Offices)	(Zip Code)

(801) 524-4787

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01	Other Events

As announced by Zions Bancorporation (“Zions”) on March 14, 2013, as part of its 2013 capital plan, Zions sought the redemption of the full amount of its 9.50% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock (“Series C Preferred Stock”) (approximately $800 million in liquidation preference), but the Board of Governors of the Federal Reserve System (the “Federal Reserve”) did not object to the redemption of only $600 million in liquidation preference of preferred stock. At that time, Zions also announced that the Federal Reserve did not object to the issuance of up to an additional $600 million liquidation preference of preferred stock. Subsequently, Zions requested, and the Federal Reserve has now informed Zions that it does not object to, the issuance of an additional $200 million of perpetual preferred stock and the redemption of an additional $200 million of preferred stock (for a total issuance and redemption of preferred stock of $800 million in liquidation preference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIONS BANCORPORATION

Date: May 6, 2013	By:	/s/ Doyle L. Arnold
		Name:	Doyle L. Arnold
		Title:	Vice Chairman and Chief Financial Officer